                                                                   EXHIBIT 10.55

                                THIRD AMENDMENT
                                      to
                                LEASE AGREEMENT

                              Dated May   , 1996
                                by and between

                              LINCOLN HAYWARD VI,
                       a California limited partnership
                                  as Lessor,
                                      and

                        YES! ENTERTAINMENT CORPORATION,
                           a California corporation,
                                   as Lessee

THIS THIRD AMENDMENT TO LEASE dated May 17th, 1996, by and between LINCOLN HAYWARD VI, a California limited partnership as Lessor, and YES! ENTERTAINMENT CORPORATION, a California corporation, as Lessee.

                                  WITNESSETH

WHEREAS, pursuant to that certain lease dated May 17, 1993, Lessee occupies the premises known as 1039-1055 Whipple Road, Units A, B, C, D, E, F, and G, Hayward, California.

WHEREAS, Lessee desires to extend the term of the lease for and additional three (3) years, from December 31, 1996 to December 31, 1999.

WHEREAS, the parties desire to amend the Lease.

NOW, THEREFORE, the parties agree as follows:

1.   Effective Date:       The effective date of the expansion shall be June 1,
                           1996.

2.   Expansion Premises:   Approximately 24,000 square feet - Suite 1006 Whipple
                           Road, which space is identified on the floor plan attached hereto as Exhibit A.

3.   Term:                 The term for the 84,000 square feet shall be extended
                           thirty six (36) months from the termination date.
                           Therefore, the expiration date for this lease shall be December 31, 1999. The expansion space, 24,000 square feet shall run conterminous and expire in December 31, 1999.

4.   Monthly Base Rent:

     For 24,000 rentable square foot
     From 6/1/96 to 12/30/96      $0.32 per sq.ft. or $7,680

     For 108,000 rentable square foot
     From 1/1/97 to 6/30/98       $0.32 per sq.ft. or $34,560
     From 7/1/98 to 12/31/99      $0.34 per sq.ft. or $36,720

5.   Operating Expenses: Lessee's pro rata share of operating expenses, tax expense, and security and protection expenses for the park shall be a total of 24.30%

6.   Security Deposit:   $8,160 due upon signing this Amendment.
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Third Amendment
Yes! Entertainment
Page 2

7.   Relocation Option:

     If Lessee is not in default in the performance of any of its obligations under the Lease and if during the term of the expansion space lease, the space known as 1063 Whipple Road, Building B, consisting of 36,000 square feet becomes available, Lessor shall notify Lessee in writing of this availability. Following notification by Lessor, Lessee shall have three (3) business days to respond to Lessor, in writing, of its intention to lease said space, or Lessee shall have no further rights to such space.

     Lessor will agree to cancel the current 24,000 square feet (1066 Whipple
     Road) expansion space lease and a new amendment for the total of the 36,000 square feet (1063 Whipple Road) shall be executed by Lessor and Lessee for such space within five (5) business days.

     The monthly base rent for the new amendment shall be set at then prevailing fair market rental rate (to be mutually negotiated between Lessor and Lessee) and in no event shall be less than the highest rent charged during the expansion space lease.

8.   Continued               The parties acknowledge and agree that the Lease
     Enforceability:         remains in full force and effect, unchanged except
                             as expressly provided for in this Amendment. This
                             Amendment and the Lease shall read together as one document. In the event of any conflict between the terms of this Amendment and the Terms of the Lease, the terms of this Amendment shall govern.

9.   Further                 This Amendment may only be modified pursuant to a
     Modifications:          written agreement by all of the parties hereto.


LESSEE:                                  LESSOR:
BY: YES! ENTERTAINMENT CORP.             BY: LINCOLN HAYWARD VI,
    a California Corporation                 a California limited partnership
                                         by: W. Gardner Combs, as Receiver for
                                             Lincoln Hayward VI


by: /s/ Sol Kershner                     by: /s/ W. Gardner Combs
    -------------------------                ---------------------------------

Its:     CFO                             Its:    Receiver
    -------------------------                ---------------------------------

                                  EXHIBIT "A"


                     [DIAGRAM OF WHIPPLE AVENUE FACILITY]






BUILDING A
Building size: 120,000 square feet
Divisible to: 12,000 square feet (200' x 60')
Column spacing: 24' x 60'
Interior clear height: 24'
Power availability: 2,000 amps
                    277/480 volts
                    3-phase
Dock high and grade level loading                     V   Dock high truck do
Fully sprinklered                                     o   Grade level truck do
Improvements to suit                                  Scale: 1/8 inch equals